SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 4, 2015

The Priceline Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐            Soliciting material pursuant to Rule 14a-12  under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4c  under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 4, 2015, The Priceline Group Inc. (the "Company") first used a new form of performance share unit agreement (the "Form PSU Agreement") under the Company's 1999 Omnibus Plan (the "Plan") with respect to 2015 performance share unit awards to its named executive officers. The Form PSU Agreement provides for the grant of performance share units to named executive officers, which generally vest at the end of three years of service but only result in the issuance of shares if the Company achieves a specified threshold of Cumulative Consolidated Adjusted EBITDA (as defined in the Form PSU Agreement). The exact number of shares issuable pursuant to the Form PSU Agreement depends on the Company's performance against Cumulative Consolidated Adjusted EBITDA targets set by the Committee for the performance period, and can range from 0 shares to 2x the nominal number of shares subject to the performance share units. The foregoing description of the Form PSU Agreement is a summary only and is qualified in its entirety by reference to the form agreement, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On March 5, 2015, the Company entered into a Second Amended and Restated Employment Agreement (the "New Employment Agreement") with Darren Huston, the Company's President and Chief Executive Officer to effect certain amendments to his prior employment agreement (the "Prior Agreement"). The New Employment Agreement amends the Prior Agreement to, among other things (i) increase Mr. Huston's annual base salary, effective January 1, 2015, from $750,000 to $865,000 (payable in Euros so long as Mr. Huston is based in The Netherlands and subject to annual foreign exchange rate adjustments); (ii) reimburse Mr. Huston for car service expenses incurred while attending to the business and affairs of the Company, in an amount not to exceed 75,000 Euros per year; (iii) eliminate certain benefits related to reimbursement of certain personal and family airfare costs and family education expense reimbursement; and (iv) reflect the change in the Company's name and make other changes to reflect the passage of time since the execution of the Prior Agreement. Except as described, the New Employment Agreement is substantially the same as the Prior Agreement. The foregoing description of the New Employment Agreement is a summary only and is qualified in its entirety by reference to the New Employment Agreement, which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

On March 4, 2015, the Company's subsidiary, priceline.com LLC, entered into a transition agreement (the "Transition Agreement") with Chris Soder related to his transition from chief executive officer of the Company's priceline.com business to Chairman of the Company's priceline.com business. The Transition Agreement provides that, effective April 1, 2015, Mr. Soder will cease to be the chief executive officer of the Company's priceline.com business and will become the Chairman of that business. It is anticipated that Mr. Soder will serve in that role until at least March 5, 2016. The Transition Agreement also provides, among other things, that Mr. Soder (a) will continue to receive his current annual base salary of $360,000 until April 30, 2015 and will receive an annual base salary of $50,000 thereafter; (b) will continue to participate in employee benefit plans (other than long-term incentive compensation plans); (c) will be eligible for a target bonus of $291,333.33 for 2015; (d) will continue to vest in his 2013 performance share unit award in accordance with its terms except that Mr. Soder will vest in full in such equity award if he is terminated without "Cause" prior to March 5, 2016 and that the concept of a resignation for "Good Reason" no longer applies to such equity award; and (e) has forfeited all other outstanding equity awards previously granted by the Company and not fully vested as of March 4, 2015. The foregoing description of the Transition Agreement is a summary only and is qualified in its entirety by reference to the Transition Agreement, which is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01.           Financial Statements and Exhibits

(d)    Exhibits

Exhibit

99.1	2015 Form of Performance Share Unit Agreement under the Company's 1999 Omnibus Plan.

99.2	Second Amended and Restated Employment Agreement dated March 5, 2015 by and between the Company, Booking.com Holding B.V. and Darren R. Huston.

99.3	Transition Agreement dated March 4, 2015 by and between priceline.com LLC and Chris Soder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

By:	/s/ Peter J. Millones
Name: Peter J. Millones
Title: Executive Vice President, General Counsel and Secretary

Date:  March 6, 2015

EXHIBIT INDEX

Exhibit

99.1	2015 Form of Performance Share Unit Agreement under the Company's 1999 Omnibus Plan.

99.2	Second Amended and Restated Employment Agreement dated March 5, 2015 by and between the Company, Booking.com Holding B.V. and Darren R. Huston.

99.3	Transition Agreement dated March 4, 2015 by and between priceline.com LLC and Chris Soder.